MF
Mallah Furman

CERTIFIED PUBLIC ACCOUNTANTS

January 10, 2011

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549 USA

Dear Sir/Mdm:

Re: Silverado Gold Mines, Ltd.

We are the former independent auditors for Silverado Gold Mines, Ltd. We have read item 4.01 which is disclosed in the Company's Current Report on Form 8-K, which the Company expects to file with the Securities and Exchange Commission on or around January 10, 2011. We are in agreement with the statements contained therein, insofar only as they relate to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing Form 8-K.

Yours truly,

Mallah Furman

mallahfurman.com

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